Exhibit 10.28

                   AMENDED AND RESTATED MASTER LOAN AGREEMENT

     This Master Loan Agreement dated effective November 10, 2000, is between BOWLIN OUTDOOR ADVERTISING & TRAVEL CENTERS INCORPORATED ("BOA"), BOWLIN TRAVEL CENTERS, INC. ("BTC") (collectively, the "Borrowers") and FIRST SECURITY BANK OF NEW MEXICO, N.A. ("Bank"), a national banking association and is an amendment and restatement of the Master Loan Agreement dated effective November 10, 1998. In consideration of the mutual covenants and agreements contained in this Agreement and for other good and valuable consideration, the Borrower and the Bank agree:

SECTION 1 - DEFINITIONS.

     As used in this Agreement, the following terms shall have the respective meanings indicated:

     1.01 AGREEMENT means this Amended and Restated Master Loan Agreement.

     1.02 BANK means First Security Bank of New Mexico, N.A. and its successors and assigns.

     1.03 BORROWERS mean, individually and collectively, both Bowlin Outdoor Advertising & Travel Centers Incorporated ("BOA"), a Nevada corporation whose office and principle place of business is 150 Louisiana Blvd, NE, Albuquerque, NM 87108, and its successors and assigns, AND Bowlin Travel Centers, Inc. ("BTC"), a newly formed Nevada corporation and a wholly owned subsidiary of BOA with its principal place of business also at 150 Louisiana Blvd, NE, Albuquerque, NM 87108 and its successors and assigns.

     1.04 BORROWERS' RESOLUTIONS AND APPROVALS mean, the resolutions duly adopted by the Borrower authorizing and consenting to the Loan and to the execution and delivery of the Loan Documents. The Borrower's Resolutions must be evidenced by resolutions and authorizations in form acceptable to the Bank.

     1.05 BUSINESS DAY means a day when the Bank is open for business.

     1.06 CLOSING AND CLOSING DATE mean the effective date of November 10, 2000.

     1.07 GOVERNMENTAL AUTHORITY means the United States of America and any state government; any political subdivision of any of the foregoing and any agency, department, commission, board, bureau or instrumentality of any of them which now or hereafter exercises jurisdiction over the Borrower.

     1.08 LOAN means, collectively all loans from the Bank to the Borrower described in this Agreement, evidenced by the Notes or other Loan Documents.

     1.09 COMMITMENT means the written commitment letter dated October 10, 2000, from the Bank, accepted October 11, 2000, by BOA outlining the general proposed structure for the BOA/BTC credit facilities.

     1.10 LOAN DOCUMENT(S) means this Agreement, the Notes, and all other security interest, deeds of trust, pledges, mortgages, assignments, collateral, lien, lien perfection, lien protection, or instruments executed in connection with or as security for the payment of the Loan or for performance of the Borrower's Obligations under this Agreement, or for both such payment and performance and all renewals, extensions, modifications and amendments of any of the foregoing. Such term also includes any of the foregoing types or categories of documents created, executed, or required after Closing as part of or contemplated by the Loan, this Agreement, or which is hereafter made pursuant to this Agreement.

     1.11 NOTE(S) means individually and collectively all of the promissory notes, or obligations referred or in the form attached as follows, executed and delivered to the Bank by the Borrower, together with all extensions, amendments, modifications, revisions, replacements, and substitutions thereof permitted by the Bank:

     a.) The existing Notes by BOA to the Bank listed in EXHIBIT 1.11, including those notes modified by a Promissory Note Change in Terms Agreement.

     b.)  The new notes to BTC listed in EXHIBIT 1.11.

     c.) Any new notes hereafter created, executed, and delivered by Borrower and accepted by the Bank.

     1.12 OBLIGATIONS means all obligations of the Borrower:

     a.)  To pay the  principal  of, and  interest on, each Note and any Renewal
          Note in accordance with their respective terms, now existing or existing in the future, and to satisfy all of its other liabilities to the Bank whether hereunder or otherwise, whether now existing or hereafter incurred, matured or unmatured, direct or contingent, joint or several, including any extensions, modifications, renewals thereof and substitutions therefor;

     b.) To repay to the Bank all amounts advanced by the Bank hereunder or otherwise on behalf of the Borrower, including, but without limitation, advances for Loan Fees, principal or interest payments to prior secured parties or lienholders, or for taxes or levies; and

     c.) To reimburse the Bank, on demand, for all of the Bank's expenses and costs, including the reasonable fees and expenses of its counsel, in connection with the administration, amendment, modification or enforcement of the Loan Documents and any documents evidencing or relating to a Renewal Note, including, without limitation, any proceeding brought or threatened to enforce payment of any of the Obligations.

     d.) To pay all other liabilities and indebtedness and to perform all obligations and duties to the Bank required in any Loan Document or by any other contractual agreement with the Bank.

     1.13 RENEWAL NOTE means any promissory note executed and delivered by the Borrower to the Bank in connection with a renewal, extension, modification, amendment, revision, replacement or substitution of any Note in accordance with the terms of this Agreement.

SECTION 2 - THE LOAN.

     2.01 PURPOSE OF THE LOAN RESTRUCTURING. BOA is presently indebted to the Bank on a number of loans pursuant to the Master Loan Agreement dated effective November 10, 1998. BOA has formed BTC, as a wholly owned subsidiary, and has in process, several fundamental changes to its present business structure, which include:

     a.) Separation of its outdoor advertising and travel center activities by transferring all travel center assets including its Albuquerque, New Mexico office building to BTC,

     b.) To apportion and divide the existing loans with the Bank between BOA and BTC based on the allocations and calculations prepared by the Borrower and its accountants as outlined in the Commitment,

     c.) That such apportionment will include transfer of some existing notes in whole and the division and apportionment of parts of existing notes to BTC as the primary Borrower. (BTC will be added as a co-maker on all notes which will remain with BOA, and BOA will be a co-maker on all notes made to BTC),

     d.) All assets of the Borrower, including the outdoor advertising assets of BOA and the travel center and office assets of BTC will secure the Notes to the Borrower,

     e.) All collateral documents will contain cross-collateralization clauses and will secure repayment of all Notes to the Borrower and all Notes and all Collateral Documents will contain cross-default clauses as to both Borrowers,

     f.) BOA has entered into an Agreement and Plan of Merger, dated October 3, 2000, with Lamar Advertising Company ("Lamar") to exchange shares of BOA for shares of Lamar ( the "BOA Merger"). BOA anticipates that under the terms of the proposed BOA Merger, that the balance of all BOA's term Notes will be paid in full by March 31, 2001,

     g.) In consideration for such payment of the BOA term Notes from the BOA Merger, the Bank will, provided no Event of Default has occurred, release its lien on all BOA assets and release BOA as a co-borrower on the BTC Notes,
     h.) Pending closing of the BOA Merger, and payment on the BOA term Notes, the undisbursed portions of certain of the BOA and BTC Notes are restricted as detailed in this Agreement.

     2.02 AMENDMENT AND RESTATEMENT OF MASTER LOAN AGREEMENT. This Agreement is an amendment and restatement of the Master Loan Agreement dated November 10, 1998 and the language, terms and provisions of this amended and restated version shall control for all purposes.

     2.03 RIGHT OF SET-OFF. Collateral includes the Bank's right of set-off against any balance or share belonging to Borrower of any deposit or other account with the Bank, notwithstanding any other security for the Loan.

     2.04 INTEREST RATES. Interest shall accrue on each Note at the rate or index specified in such Note as established at the time the Note is executed or later changed and in accordance with the terms of such Note. The Bank may, at its option, calculate and charge interest as though each payment is made on the payment due date with principal reductions effective as of the date of receipt.

     2.05 REPAYMENT OF NOTES. Each Note shall be due and payable on the date(s) specified in the Note and in accordance with the terms thereof. All payments shall be paid directly to the Bank in immediately available funds. Alternatively and at its sole discretion, the Bank may charge any deposit account of Borrower for all or any part of the Obligations due or declared due. The records maintained by the Bank shall be deemed to be evidence of the date of the amount of each payment on each Note and the other Obligations. Payments may be applied to a Note in such amounts and in such order or priority as the Bank deems necessary and as provided in the Note or in this Agreement. Additional principal payments on certain notes may be required based on the Borrower's earnings as provided in Section 3.01(l), below.

     2.06 COMMITMENT AND LOAN FEES. Borrower shall pay to the following non-refundable fees in connection with the Loan:

          i.)   $20,000.00 paid upon acceptance of the Commitment Letter

          ii.)  $20,000.00 payable at Closing, and

          iii.) If the proposed BOA Merger, including payment of the BOA Notes, does not occur by March 31, 2001, an additional fee of $20,000.00 is payable by the Borrower to the Bank on April 1, 2001.

     2.07 OTHER FEES AND COSTS: the Borrower will reimburse the Bank at Closing for all out-of-pocket expenses and costs incurred by the Bank in connection with this Loan including the cost of all lien creation, lien searches, filing, and recording fees, any title insurance, title endorsements, appraisals, environmental, any legal fees and expenses, and preparation and review of this

Agreement and other Loan Documents. The Bank's legal fees will not exceed $20,000.00 (plus costs and applicable tax) of which $8,895.00 has already been paid. The Borrower will promptly reimburse the Bank after Closing for such cost and expense amounts not available at Closing or incurred after the date of Closing.

SECTION 3 - COVENANTS OF THE BORROWER.

     3.01 AFFIRMATIVE COVENANTS. So long as any Obligations remain unpaid, the Borrower will, unless the Bank shall otherwise consent in writing:

     a.) COMPLIANCE WITH LAWS, ETC. Comply, and cause each of its subsidiaries to comply, in all material respects with (i) all material laws, rules, regulations and orders (including, without limitation, ERISA and all applicable environmental laws) and (ii) all other laws, rules, regulations and orders, promptly upon discovery of any non-compliance.

     b.) PAYMENT OF TAXES, ETC. Pay and discharge, and cause each of its subsidiaries to pay and discharge, before the same shall become delinquent, (i) all taxes, assessments and governmental charges or levies imposed upon it or upon its property PROVIDED, HOWEVER, that neither the Borrower nor any of its subsidiaries shall be required to pay or discharge any such tax, assessment, charge or claim that is being contested in good faith and by proper proceedings and as to which appropriate reserves are being maintained.

     c.) MAINTENANCE OF INSURANCE. Maintain, and cause each of its subsidiaries to maintain, insurance with responsible and reputable insurance companies or associations, in such amounts and covering such risks as is acceptable to the Bank, and not less than the usual amounts and coverage types carried by companies engaged in similar businesses and owning similar properties in the same general areas in which the Borrower or such subsidiary operates. The Borrower and all subsidiaries may maintain reasonable amounts of self insurance consistent with their financial condition and other relevant criteria, provided that any such self insurance must be approved by the Bank in writing.

     d.) PRESERVATION OF CORPORATE EXISTENCE AND APPROVALS. Preserve and maintain, and cause each of its subsidiaries to preserve and maintain
          (i) its corporate existence, rights (charter and statutory), franchises and privileges in the jurisdiction of its incorporation, and qualify and remain qualified, and causes each of its subsidiaries to qualify and remain qualified, as a foreign corporation in each jurisdiction in which such qualification is necessary or desirable in view of its business and operations or the ownership of its properties.

     e.) MAINTENANCE OF PROPERTIES, ETC. Maintain and preserve, and cause each of its subsidiaries to maintain and preserve, all of its properties that are used or useful in the conduct of its business in good working order and condition, ordinary wear and tear excepted.

     f.) PERFORMANCE OF OTHER OBLIGATIONS. Perform and observe all of the terms and provisions of all other loans, debts and obligations to all other lenders and creditors except liabilities not exceeding $100,000 being contested in good faith.

     g.) TRANSACTIONS WITH AFFILIATES. Conduct, and cause each of its subsidiaries to conduct, all transactions with any of their affiliates on terms that are fair and reasonable and no less favorable to the Borrower or such subsidiary than it would obtain in a comparable arm's-length transaction with a person not an affiliate.

     h.) FINANCIAL RATIO COVENANTS. BOA, and BTC, shall each maintain individually, and on a consolidated basis (with intercompany related transactions eliminated) during the term of this Loan, each of the following minimum financial ratios:

          i.   Minimum debt coverage ratio of 1.15 to 1.0

          ii.  Minimum interest coverage ratio of 1.5 to 1.0

          iii. Net worth of company must increase by at least 50% of net profit on an annual basis.

          iv.  Tangible leverage ratio of not more than 3.5 to 1.0

          v.   For  purposes  of   calculating   these  ratios,   the  following
               definitions and formulas apply:

                    "Earnings"   means   earnings   before   interest,    taxes,
                    depreciation and amortization.

                    "Interest   Coverage   Ratio"  means  earnings   divided  by
                    (Interest expense (+) taxes).

                    "Debt Coverage Ratio" means earnings divided by (Prior year current maturities of long term debt (+) interest expense (+) taxes).

                    "Tangible Leverage Ratio" means total liabilities / tangible net worth. Tangible net worth is defined as the sum of (Capital stock, paid in capital and retained earnings) Less the sum of a good will or other intangible assets.

               All ratios will be calculated quarterly from the Borrower's fiscal quarter reviewed statements with income and expense items annualized.

     i.)  The Borrower shall furnish to the Bank:

          i.) as soon as possible and in any event within five days after the occurrence of each Default or Event of Default continuing on the date of such statement, a statement by the chief financial officer of the Borrower setting forth details of such Default and the action that the Borrower has taken and proposes to take with respect thereto;

          ii.) as soon as available and in any event within 50 days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower, a copy of the 10-Q and other related filings submitted by the Borrower to the Securities and Exchange Commission (the "SEC");

          iii) as soon as available and in any event within 90 days after the end of each fiscal year of the Borrower, a copy of the annual 10-K submitted by the Borrower to the SEC to include the Borrower's audited financial statements and all schedules, accounts, opinions, and notes;

          iv) promptly after the commencement thereof, notice of all actions, suits and proceedings threatened or pending before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, materially affecting the Borrower or any of its subsidiaries;

          v) promptly after the sending or filing thereof, copies of all proxy statements, other financial statements and reports that the Borrower sends to its stockholders, and copies of all regular, periodic and special reports, and all registration statements and other reports or information, that the Borrower files with the Securities and Exchange Commission or any governmental authority that may be substituted therefor, or with any national securities exchange;

          vi) promptly after the furnishing thereof, copies of any statement or report furnished to any other holder of the securities of the Borrower or of any of its subsidiaries with respect to any pending or potential non-compliance with the terms of any other indenture, loan or credit or similar agreement, and not otherwise required to be furnished to the Lenders pursuant to any other clause of this Section;

     j.) EXAMINATION RIGHTS. At any reasonable time and from time to time, the Bank shall have the right to, (i) to examine and make copies of and abstracts from the records and books of account of, and visit the properties of, the Borrower or any such subsidiary and, (ii) to discuss the affairs, finances and accounts of the Borrower and any of its subsidiaries with any of their officers or directors and with their independent certified public accountants.

     k.) BOOKS AND RECORDS. Keep, and cause each of its subsidiaries to keep, proper books of record and account, in which full and correct entries shall be made of all financial transactions and the assets and business of the Borrower and each such subsidiary in accordance with GAAP.

     l.) ADDITIONAL DEBT SERVICE BASED ON EXCESS CASH FLOW. Additional principal payment of up to $400,000 per year, applied to the balance of the BOA Term Note Number 9015. Provided no default exists, the Borrower may direct which Note(s) the additional payments will reduce. Excess Cash Flow means 50% of the excess EBITDA above the 1.3 to 1.0 debt service coverage ratio (calculated as of the Company's fiscal year-end) up to the maximum amount of $400,000. The additional debt service payments will be due annually beginning May 1, 2001, for the fiscal year ending January 31, 2001. Upon closing of the BOA Merger and payment of the BOA Notes, this provision is eliminated and shall, thereafter, not apply to BTC.

     m.) LIST OF BILLBOARDS AND LOCATIONS. The Borrower shall provide to the Bank annually, within 30 days of the end of the Borrower's fiscal year, a listing of all of Borrower's Billboards by state and county. The initial list shall include the specific property address or legal description and for Billboards located on sites not owned by the Borrower, the name and address of the property owner, lessor or licensor of the site.

     n.) BILLBOARD RECEIVABLES LISTING. At the Bank's written request, the Borrower shall provide to the Bank within 10 days of the receipt of the request, a listing of all receivables for all Billboard advertising contracts, leases, rentals and revenues to include the name and address of the obligor and an aging of the receivables.

     o.) ADDITIONAL LOAN DOCUMENTS. The Borrower shall immediately execute and deliver any additional or further Loan Documents which the Bank in its sole discretion determines necessary to create, document, perfect, or insure the lien priority as to any of the collateral, lien, or lien perfection interests contemplated or referenced in this Agreement, including any exhibit hereto. Additional documents may, at the Bank's option, include documents to create or perfect liens as to travel centers, Billboard sites, and leasehold interest to be filed in county real property records.

     p.) SUBORDINATION OF SELLER FINANCING. Any lien(s) or security interests in favor of any seller to secure repayment of any portion of the purchase of billboard or outdoor advertising assets or businesses shall be subordinated to the Bank. The subordination amount shall be equal to all down payments and principal payments made thereafter on such financing.

     q.) LIBOR RATE NOTES; INDEMNIFICATION FOR PREPAYMENTS. If the Borrower elects to prepay any portion of any Note for which the interest rate is based on the London Interbank Offered Rate ("LIBOR"), all such prepayments shall be subject to, and shall require that the Borrower pay to the Bank at the time of such prepayment, an amount(s) which the Bank reasonably determines will be sufficient to compensate for any loss, cost, expense or risk incurred by the Bank as a result of the Borrower's prepayment(s) prior to the expiration of applicable LIBOR Rate Period elected. The Bank will provide to the Borrower its calculation of such cost. Additional debt service payments required under subsection 3.01(l), above, are not prepayments under this provision.

SECTION 3.02 NEGATIVE COVENANTS. So long as any obligations remain unpaid, the Borrower will not, without the prior written consent of the Bank:

     a.) MERGERS, ETC. Except as contemplated by the proposed BOA Merger, merge with or into or consolidate with or into any other entity, or acquire all or substantially all of the assets of any non-outdoor advertising or non-travel center business or entity, or permit any of its subsidiaries to do so, except that (i) any subsidiary of the Borrower may merge or consolidate with or into or acquire assets of, any other subsidiary of the Borrower and (ii) any of the Borrower's subsidiaries may merge into or dispose of assets to the Borrower; PROVIDED, HOWEVER, that in each case, immediately after giving effect thereto, no Event of Default would exist, and in the case of any such merger to which the Borrower is a party, the Borrower is the surviving corporation.

     b.)  SALES,  PLEDGE,   TRANSFER  OF  ASSETS.  Sell,  pledge,  grant  liens,
          mortgages, deeds of trust or security interests in, transfer or otherwise dispose of, or permit any of its subsidiaries to sell, transfer, or otherwise dispose of, any of its assets (including, without limitation, all or substantially all of its assets, whether in one transaction or a series of related transactions) except (i) in connection with a transaction authorized by this Agreement; or (ii) sale, transfer or disposition of assets, having an aggregate book value of not more than $500,000 in any fiscal year. (In no event will any such sale of assets allowed by this subsection be at less than fair market value.) The Bank acknowledges that it has consented to the formation of BTC, transfer of assets by BOA to BTC, and to the BOA Merger.

     c.) INVESTMENTS IN OTHER ENTITIES. Make or hold, or permit the Borrower or any of its subsidiaries to make or hold, any investment in any other entity in excess of $500,000, without the Bank's prior written consent. This restriction shall not prevent the Borrower from purchasing, acquiring a travel centers or billboard business(es) allowed under the terms of this Agreement.

     d.) CHANGE IN NATURE OF BUSINESS. Except in connection with transactions permitted under Section 3.02(b) and (c) above, make, or permit any of its subsidiaries to make, any material change in the nature of its business as carried on at the date hereof.

     e.) ACCOUNTING CHANGES. Make or permit, or permit any of its subsidiaries to make or permit, any change in accounting policies or reporting practices, except as required by GAAP, or as permitted by GAAP, unless the amounts involved or the resulting changes are not material.

     f.) LIMITATION ON OTHER BORROWINGS. The Borrower shall not, except with the Bank's prior written consent:

          i) incur, assume or otherwise become obligated on loans, borrowings, debts, leases, or other financing with any person or entity in an amount exceeding the aggregate of $750,000 per fiscal year and the aggregate maximum amount of $1,500,000. (Such obligation limits do not include amounts due to vendors for fuels, supplies, materials, labor, and similar day to day operating expenses incurred in the ordinary course of the Borrower's travel center and outdoor advertising business), or

          ii) incur any indebtedness or other obligations to any lender to finance the acquisition of any outdoor advertising business or billboards, or

          iii) incur any indebtedness or other obligations to the owner or seller of any single or related group of outdoor advertising assets or businesses to finance the purchase of such assets (seller financing) in excess of $750,000 and in no event in excess of the aggregate maximum amount of $1,500,000 for all such types of indebtedness.

     g.) EXECUTIVE MANAGEMENT. The Bank is relying, as a material factor to grant the restructure requested by the Borrower and commit to the terms and conditions contained in this Agreement including the release of collateral upon payment of certain indebtedness as detailed herein, on the experience and expertise of Michael Bowlin and Chris Bess as executive management of BTC, and of BOA, until Closing on the BOA Merger and payment of all BOA Notes. Therefore, in the event either one or both of them is, for any reason, no longer willing or able to serve as executive management for the Borrower for any reason other than their death or incapacity, the Bank shall have the option, upon 30 days written notice, to declare all sums due and owing under the Notes, and all other Obligations of the Borrower immediately due and payable in full and the failure to pay all such amounts within 5 days of the date due shall constitute an Event of Default under section 6.01(a) of this Agreement.

SECTION 4 - ADVANCES ON LINES.

     Provided no Default exists, provided the Borrower has compiled with and observed all covenants, requirements and conditions of this Agreement, and provided the Borrower is not prohibited from doing so by any Governmental Authority, Borrower may request advances on the various Lines as provided below. The Bank shall have no obligation to make advances, which would; 1) cause the aggregate outstanding principal balance of the Notes to exceed the applicable maximum loan amount for that Line, or 2) be inconsistent with any restriction or provision of this Agreement. Specific conditions and restrictions are contained in Exhibit 5.03.

SECTION 5 - COLLATERAL.

     5.01 COLLATERAL. The Bank and the Borrower intend and agree that the collateral for this Loan is a first lien (except where a second or inferior lien position is specifically referenced) on all of the assets of each Borrower, both real and personal, tangible and intangible, ( excluding however, all fuel storage tanks and connecting lines including underground storage tanks and connecting lines, systems and plumbing) and including all currently owned or later acquired subsidiaries. Such collateral secures all Obligations of the Borrower to the Bank and includes, but is not limited to, the following liens, mortgages, security interests and other collateral documents:

     a.) All existing collateral documents and lien interests listed, referenced or created with the Master Loan Agreement dated November 10, 1998, all collateral documents, lien interests granted prior to or subsequent to such agreement including, but not limited to all real estate, personal property, real and intangible interests and all insurance policies and coverages on BOA's assets.

     b.) A first real estate mortgage (or deed of trust, leasehold mortgage or leasehold deed of trust) on the real property and improvements for all real property now owned by BTC including the travel centers and Albuquerque office as listed in EXHIBIT 5.01(B) and including the Mortgage title policies insuring such mortgages in the amounts listed and in form acceptable to the Bank.

     c.) The security interests, liens, pledges, assignments, leasehold mortgages, leasehold deeds of trust, second or inferior mortgages, and other collateral interests granted, previously by BOA together with all such liens and interests granted to the Bank by BOA and BTC as part of this closing, as referenced in this Agreement, and all such liens and interests which may hereafter by granted by Borrower to the Bank.

     d.) Insurance coverage and loss payee provisions for all of Borrower's assets which are collateral for the Loans.

     e.) Collateral liens on any travel centers purchased, constructed, or remodeled on Outdoor Acquisition Assets, and any additional collateral liens which the Bank requires the Borrower to grant to the Bank during the term of the Loan including real estate lien and lien perfection documents on billboard site leases.

     5.02 RELEASE OF BOA AND COLLATERAL. The Bank hereby agrees to release BOA as co-maker (Co-Borrower) on the various BTC Notes and to release its liens on certain collateral as detailed below. There are no other agreements to release any other collateral liens, interests, or rights.

     a.) STUCKEYS RIO PUERCO TRAVEL CENTER. BOA is presently under a written agreement to sell the real property commonly known as the Stuckeys Rio Puerco in Bernalillo County, New Mexico. Provided such sale closes by December 31, 2000, the Bank will release its mortgage on such real property in exchange for payment of the greater of fifty percent (50%) of the net sale proceeds or $275,000.00, such net proceeds to be applied to reduce BTC term Notes. If Closing does not occur by such date, the Borrower will, at its expense: i) execute and deliver a new mortgage by BTC on such property to the Bank, ii) transfer title of the property into BTC, and iii) provide the Bank with a mortgagee's title insurance in the amount of $550,000, in form acceptable to the Bank.

     b.) If the BOA Merger closes by March 31, 2001, the Bank will, provided no Event of Default has occurred, in exchange for payment in full of all BOA Notes (excluding up to $300,000 outstanding on the revolving working capital Note #9016 which may be paid by advancing on the undisbursed portion of the $1,000,000 BTC RLOC) by such date, the Bank will release its liens on the BOA assets and will release BOA from all liabilities, as Co-Borrower and co-maker on the BTC Notes. Such release shall include the release of any security interest, lien or right to the funds of BOA deposited with the Bank as described in
          Section 7.02(b), below. The Bank will provide, as part of such releases, any documents or releases necessary to evidence such releases.

     5.03 COMMITMENTS AND REVOLVING NOTES. All commitments to fund under any lines, or credit facilities as wells as the undisbursed amount on any unfunded note or line of credit under or pursuant to the November 10, 1998, Master Loan Agreement are terminated excepted those specifically detailed in EXHIBIT 5.03.

SECTION 6 - DEFAULT AND REMEDIES.

     6.01 EVENTS OF DEFAULT. Each of the following shall constitute an Event of Default under this Agreement:

     a.) Failure of Borrower to make any payment on any Note, , or any other Obligations to the Bank within five (5) Business Days after receipt of certified written notice from the Bank.

     b.) Any warranty, representation or statement made or furnished to Bank by or on behalf of Borrower under this Agreement or any Loan Document is false or misleading in any material respect at the time made or furnished.

     c.) This Agreement or any other Loan Document ceases to be in full force and effect other than as contemplated by this Agreement or by the mutual written consent of the parties.

     d.) Any default by Borrower on any indebtedness to any other lender or default or material non-compliance by the Borrower on any borrowing, obligation, or contractual liability with any third party except liabilities not exceeding $100,000 being contested in good faith.

     e.) The dissolution or termination of Borrower's existence as a going business, the insolvency of Borrower, the appointment of a receiver for any part of Borrower's property, any assignment for the benefit of creditors, or the commencement of any proceeding under any bankruptcy or insolvency laws by or against Borrower.

     f.) Commencement of foreclosure or forfeiture proceedings, whether by judicial proceeding, self-help, repossession or any other method, by any creditor of Borrower, including any garnishment, attachment, or levy on or of any of Borrower's deposit accounts with Lender.

     g.) A material adverse change occurs in Borrower's financial condition, or Bank in good faith believes the prospect of payment or performance of the Indebtedness is impaired.

     h.)  As to any breach or failure  to  observe  or perform  any  non-payment
          (non-monetary) condition, requirement or restriction under this Agreement or any other Loan Document when such breach is susceptible to cure, the Borrower fails to cure or remedy such breach within 15 days after receipt of certified written notice from the Bank of such breach.

     i.) Borrower breaches or fails to observe any other term, condition, requirement, or restriction under this Agreement, in any other Loan Document, or in any other agreement with the Bank which is not susceptible to cure.

     j.) Any enforcement action is commenced against the Borrower by the SEC, or trading in the Borrower's stock is suspended or halted by the SEC or any exchange regulated by the SEC.

     6.02 CESSATION OF ADVANCES, ACCELERATION AND OTHER REMEDIES. Upon the occurrence of any Event of Default as defined in Section 6.01, the Bank may forthwith or at any time during such default or events, without notice to the Borrower refuse to make further advances on any Line or Note, and may, independent of such decision, declare the unpaid balance of the Obligations, including all principal and all interest then accrued, to be immediately due and payable; and the Obligations shall become and be immediately due and payable without presentment, notice of protest or other notice of dishonor or of any other kind of notice whatsoever, including, without limitation, notice of default, notice of intent to accelerate and notice of acceleration, all of which are hereby expressly waived by Borrower; and the Bank may immediately enforce its rights under the Loan Documents; and may exercise all rights available to it in law or equity including all rights available under this Agreement or under the other Loan Documents.

SECTION 7 - MISCELLANEOUS.

     7.01 EXECUTION AND FORM OF DOCUMENTS. Each written instrument required by this Agreement or any of the other Loan Documents to be furnished to the Bank shall be duly executed by the person or persons specified (or where no particular person is specified, by such person as the Bank shall require), duly acknowledged where required by the Bank and, in the case of affidavits and similar sworn instruments, duly sworn to and subscribed before a notary public duly authorized to act in the premises by Governmental Authority; shall be furnished to the Bank in one or more copies as required by the Bank; shall be in such form and of such substance as shall be effective, in the judgment of the Bank, to accomplish the results intended by such instrument; and shall in all respects be in form and substance satisfactory to the Bank and to its legal counsel.

     7.02 ASSIGNMENT OF LOAN PROCEEDS. Borrower irrevocably assigns to the Bank and grants a security interest to the Bank in and to its right, title and interest in:

     a.)  All Loan proceeds held by the Bank, whether or not disbursed; and

     b.) All funds deposited by the Borrower with the Bank under this Agreement or otherwise.

     7.03 SEVERABILITY. If any item, term or provision contained in the Loan Documents is in conflict, or may hereafter be held to be in conflict with the laws of the United States or the State of New Mexico, as applicable, or any political subdivision of any of them, then only the documents containing such provision shall be affected and it shall be affected only as to such particular item, term or provision and shall in all other respects remain in full force and effect.

     7.04 NO WAIVER. No course of dealing between the Bank and the Borrower or any guarantor, or any delay on the part of the Bank in exercising any rights hereunder or under the Loan Documents shall operate as a waiver of any rights of the Bank, except to the extent, if any, expressly waived in writing by the Bank.

     7.05 SURVIVAL. All covenants, agreements, representations and warranties made by the Borrower in the Loan Documents and in any certificates or other documents or instruments delivered pursuant to this Agreement shall survive the making by the Bank of the Loan and the execution and delivery of the Loan Documents, and shall continue in full force and effect until the Obligations are paid in full.

     7.06 NOTICES. All notices required to be given in writing under this Agreement shall be given by hand delivery, by a certified delivery by a nationally recognized overnight courier service, or by the U.S. Postal Service, and shall be effective when actually delivered, or when delivery during regular business hours is attempted on a Business Day at the notice address of the party to whom the notice is to be given. Any party may change its address for notices under this Agreement by giving written notice to the other party.

Notice Addresses: Borrower:

     BOWLIN Outdoor Advertising & Travel Centers, Inc.
     150 Louisiana Blvd. NE
     Albuquerque, NM 87108
     Attn: Michael L. Bowlin, President

     and

     Bowlin Travel Centers, Inc.
     150 Louisiana Blvd. NE
     Albuquerque, NM 87108
     Attn: Michael L. Bowlin, President

Bank:

     First Security Bank of New Mexico, N.A.
     P.O. Box 1305
     Albuquerque, NM 87103
     Attn: Commercial Loans, David Gandy, Vice President

     7.07 MODIFICATION. This Agreement shall not be changed orally or by course of conduct or dealing but shall be changed only by agreement in writing signed by all parties hereto.

     7.08 COUNTERPARTS. This Agreement may be executed simultaneously in any number of counterparts, each of which, when so executed and delivered, shall be an original, but such counterparts shall together constitute one and the same instrument.

     7.09 BINDING  EFFECT.  This  Agreement  shall be binding upon the Bank, the
Borrower  and  their  respective   successors,   assigns,   heirs  and  personal
representatives.

     7.10 NO PARTNERSHIP OR JOINT VENTURE. Notwithstanding anything to the contrary in the Loan Documents, and notwithstanding any action the Bank takes pursuant to the Loan Documents, the Bank and the Borrower shall not be deemed to be engaged in a partnership or joint venture, nor shall the Bank be deemed to be an agent or principal of the Borrower.

     7.11 ASSIGNMENT BY THE BANK. The Loan Documents, each Note, any Renewal Note and the Loan contemplated thereby, may be placed, participated, assigned and/or serviced by the Bank and/or its successors and assigns, and in connection with any of the foregoing, the Bank may retain a portion of the fees or interest paid on the Notes or may receive servicing, brokerage or other fees from the purchaser or participant. Any such placement, participation, assignment or servicing shall be at the Bank's sole option; and the Bank and its successors and assigns shall have no obligations to disclose to the Borrower the receipt, or contemplated receipt, of any such fees, nor shall the Borrower have any claim or right to the same. The Bank shall have the right to disclose and to provide to any prospective purchaser or participant copies of Loan Documents and financial and other information of or about the Borrower.

     7.12 RELATION TO OTHER DOCUMENTS. This Loan Agreement supersedes and replaces all prior agreements, commitments, and understandings between the Bank and the Borrower, written or unwritten, including all previous loan agreements. The provisions of this Agreement are not intended to supersede the provisions of the other Loan Documents, but should be construed as supplemental thereto. However, except as specifically provided herein, if there is any inconsistency between the provisions of this Agreement and the other Loan Documents, this Agreement shall control.

     7.13 JURISDICTION. Borrower hereby irrevocably agrees that any legal action or proceedings against the Borrower with respect to this Agreement may be brought in the courts of the State of New Mexico or in the U.S. District Court for the District of New Mexico. Borrower hereby consents and submits to the jurisdiction of such courts and further consents to the personal jurisdiction of any court located within Bernalillo County, New Mexico, with respect to any lawsuit to enforce the obligations of Borrower under this Agreement. This provision shall not limit the right of the Bank to bring such action or proceedings against the Borrower in the courts of such other states or jurisdictions where the Borrower may be subject to jurisdiction nor to any action required to be brought in another jurisdiction as the Borrower(s) real property assets or interests located in such other jurisdictions.

     7.14 GOVERNING LAW. This Agreement and the Loan Documents have been negotiated, executed and delivered solely within the State of New Mexico. The rights and obligations of the parties under this Agreement and under each of the Loan Documents shall be governed by and construed and interpreted in accordance with the laws of the State of New Mexico.

     7.15 JURY TRIAL WAIVER. IN ANY ACTION, CLAIM, COUNTERCLAIM, OR OTHER PROCEEDING BASED UPON OR RELATED IN ANY MANNER TO THIS AGREEMENT, THE NOTE, OR THE OTHER LOAN DOCUMENTS, BORROWER, THE BANK, AND ALL MAKERS, SURETIES, GUARANTORS OF THE NOTE, AND THIS AGREEMENT, TOGETHER WITH ALL SUCCESSORS AND ASSIGNS OF THE FOREGOING, WAIVE THE RIGHT TO A JURY DEMAND AND TO A TRIAL BY JURY AND STIPULATE THAT THE TRIER OF FACT SHALL BE THE DESIGNATED JUDGE IN SUCH PROCEEDING AND ACKNOWLEDGE AND AGREE THAT SUCH WAIVER MAY SIGNIFICANTLY LIMIT AN IMPORTANT COMMON LAW, CONSTITUTIONAL, AND/OR STATUTORY RIGHT WHICH WOULD BE OTHERWISE AVAILABLE.

BANK:
FIRST SECURITY BANK OF NEW MEXICO, N.A.

/s/ David Gandy
----------------------------------
By: David Gandy, Vice President


BORROWER:
BOWLIN OUTDOOR ADVERTISING & TRAVEL CENTERS INCORPORATED


/s/ Michael L. Bowlin
----------------------------------
By: Michael L. Bowlin, President


BOWLIN TRAVEL CENTERS, INC.


/s/ Michael L. Bowlin
----------------------------------
By: Michael L. Bowlin, President

                  SCHEDULE OF EXHIBITS TO MASTER LOAN AGREEMENT


Exhibit 1.11: Existing BOA Promissory Notes and new BTC Promissory Notes payable to First Security Bank of New Mexico, N.A.

Exhibit 5.01(b): The existing Mortgages (or Deeds of Trust, Leasehold Mortgages, Leasehold Deeds of Trust) on all real property to be retained by BOA and the title polices insuring such Mortgages by BOA to the Bank, together with new mortgages and leasehold mortgages on each parcel listed (excluding the Albuquerque, New Mexico billboard plant) executed by BTC at closing, each to be insured by a mortgagee's title policy in the amount shown.

Exhibit 5.03:       Lines of Credit and Undisbursed Proceeds